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                                                                    EXHIBIT 23.3
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                       CONSENT OF INDEPENDENT ACCOUNTANTS




         We hereby consent to the incorporation by reference in the Prospectus constituting part of this Amendment No. 1 to the Registration Statement on Form S-3 of our report dated February 16, 1996, which appears on page 17 of the 1995 Annual Report to Shareholders of Puerto Rican Cement Company, Inc., which is incorporated by reference in Puerto Rican Cement Company, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1995. We also consent to the incorporation by reference of our report on the Financial Statements Schedules, which appears on page 23 of such Annual Report on Form 10-K. We also consent to the reference to us under the heading "Experts" in such Prospectus.


PRICE WATERHOUSE


/s/ Price Waterhouse


San Juan, Puerto Rico

May 29, 1996